Exhibit 99.1

Statement of Triple-S Management Corporation

SAN JUAN, PUERTO RICO—JULY 30, 2019—Today, a spokesperson for Triple-S Management Corporation (“Triple-S” or the “Company”) provided the following statement:

“In a statement to the press this morning, Triple-S incorrectly referred to Wolf Popper LLP as a firm engaged by Triple-S to provide legal counsel and other advice to the Company. The firm engaged by Triple-S was in fact Wolf Popper P.S.C.”

About Triple-S Management Corporation

Triple-S Management Corporation is an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading players in the managed care industry in Puerto Rico. Triple-S Management has the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, and Costa Rica. With 60 years of experience in the industry, Triple-S Management offers a broad portfolio of managed care and related products in the Commercial, Medicare Advantage, and Medicaid markets under the Blue Cross Blue Shield marks. It also provides non-Blue Cross Blue Shield branded life and property and casualty insurance in Puerto Rico. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.